UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2025

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 6, 2025, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to announce relevant business updates, including the Company’s soon-to-be opened dispensary in Lynwood, Illinois, the divestment of the Company’s cultivation and processing operations in Nevada and the latest with respect to the Company’s delayed financial statements.

“We are excited to start the new year with the Lynwood, Illinois dispensary almost complete and an estimated opening date in late January for this well-located retail asset,” stated Michael Mills, CEO of Body and Mind. “As we continue to prioritize our resources against our most attractive opportunities, we are also working through the assignment of the previously announced divestment of our Nevada operations with a reduced purchase price.”

Sale of Nevada Medical Group, LLC

The Nevada cultivation and production divestment was initially entered into on January 31, 2024 (see press release of February 1, 2024) by way of a membership interest purchase agreement (the “MIPA”) between DEP Nevada, Inc. (“DEP”), our wholly owned subsidiary, and Vegas Brazil LLC (the “Buyer”), whereby DEP shall sell all of the issued and outstanding membership interests (the “Interests”) in Nevada Medical Group, LLC (“NMG”) to the Buyer.  The purchase price for the Interests to be paid by the Buyer to DEP was $2 million, which consisted of: (i) a cash deposit of $250,000 which has already been paid; (ii) $750,000 in cash to be paid within six months of receipt of regulatory approval by the Nevada Cannabis Compliance Board (the “Regulatory Approval”), which cash payment was to be covered by a personal guarantee of an affiliate of the Buyer; and (iii) a secured promissory note in the amount of $1,000,000 to be delivered by the Buyer to DEP on the closing date, and which secured promissory note was to be personally guaranteed by an affiliate of the Buyer.  The purchase price is subject to a working capital adjustment, whereby the purchase price will be increased or decreased by the amount the working capital exceeds or falls short of the target working capital amount, respectively.  The secured promissory note was to bear interest at the applicable federal rate as of the closing date and the secured promissory note was to be paid in six (6) equal monthly payments with the first payment occurring on the seven month anniversary of the closing date.  Closing was to occur no later than fifteen (15) calendar days following receipt of Regulatory Approval and satisfaction or waiver, if applicable, of all closing conditions, or in such other manner or at such other time or date as the parties may mutually agree in writing.  The Buyer agreed to assume all operational costs during the transition period as well as assumption of long-term leases. Vegas Brazil LLC (the Buyer and the “Assignor”) has elected to assign all of its rights and obligations under the MIPA to Fox Farms LLC (the “Assignee”) with a first amendment to the MIPA (the “First Amendment”), including fully removing the Buyer/Assignor from the MIPA and all schedules and exhibits, modification of the purchase price from $2,000,000 to $400,000, of which $200,000 has been paid as a deposit by the Assignee to DEP. A further $200,000 (the “Loan”) shall be delivered by the Assignee to DEP as a promissory note (the “Note”) and such Note shall be secured by a personal guaranty given in favor of DEP by an affiliate of the Assignee. The Assignee is to repay the Loan in twelve (12) equal payments starting on the first day of the calendar month immediately following the closing, and the Note shall bear interest at a rate per annum equal to the most recent applicable federal rate as of the closing date of the MIPA, as amended.

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Concurrently with the assignment from the Assignor to the Assignee and DEP, NMG and the Assignee entering into the First Amendment to the MIPA, the Assignee and DEP entered into a Trademark License Agreement (the “Trademark Agreement”) pursuant to which DEP shall grant to the Assignee, on a gratis, royalty-free, fully-paid basis, a non-exclusive, non-transferable, and non-sublicensable (except as otherwise set forth in the Trademark Agreement) license (the “License”) to utilize the Licensed Marks (as defined in the Trademark Agreement) solely in the State of Nevada (the “Territory”), and solely to brand the Assignee’s (i) cannabis which was cultivated at the NMG premise (the “Premise”), (ii) cannabis distribution activities originating from the Premise, (iii) cannabis production activities originating from the Premise, and (iv) any ancillary uses of the Licensed Marks for all commercial cannabis activity that the Assignee is lawfully engaged to conduct in the Territory which originate from the Premise, for a period of ninety-nine (99) years, unless otherwise terminated earlier in accordance with the Trademark Agreement.

Financial Statement Update

The Company is providing an update regarding its delayed annual financial statements for the year ended July 31, 2024, including the related management's discussion and analysis and chief executive officer and chief financial officer certifications (collectively, the “2024 Annual Financial Filings”).

Although the audit process is substantially complete, the additional final procedures include: (i) final approval of an external accounting memorandum for the auditor; (ii) application of additional audit procedures (as needed) to assess independent conclusions; and (iii) final internal quality control sign-off from the auditor.

The Company and auditor are working closely to complete the 2024 Annual Financial Filings and will continue to provide updates in accordance with National Policy 12-203 - Management Cease Trade Orders.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated January 6, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: January 6, 2025	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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